Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.12

SUPER MICRO COMPUTER INC.

PRODUCT MANUFACTURING AGREEMENT

This Product Manufacturing Agreement (“Agreement”) is entered into on this 16th day of April, 2004 (“Effective Date”), by and between SUPER MICRO COMPUTER INC. having its principal place located at 980 ROCK AVE, SAN JOSE, CA 95131 (“SMC”), and TATUNG COMPANY (“Manufacturer”).

The parties agree as follows:

1.	AGREEMENT DURATION, WORK, LICENSE

1.1 AGREEMENT DURATION: The term of this Agreement shall be for a period of one (1) year. Upon approval of both parties, this Agreement may be renewed for a period of one year.

1.2 WORK:

(a) Manufacturer agrees to manufacture SMC product (“Product”) pursuant to purchase orders or changes thereto issued by SMC and accepted by Manufacturer. Manufacturer will be responsible for procuring components, materials, equipment and other supplies, and to manufacture, assemble, test and deliver Products pursuant to specifications, workmanship standards and quality requirements for each Product as provided to Manufacturer by SMC. The specifications of each Product shall include, but are not limited to, bills of materials (“BOM”), assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (“Specifications”).

(b) The Item Number for each Product shall be according to Attachment A.

1.3 LICENSE SMC grants Manufacturer **** license during the term of this Agreement to use the relevant SMC patents, trade secrets and other intellectual property solely in connection with and to the extent required to manufacture the Products and carry out Manufacturer obligations under this Agreement.

1.4 NON-DISCLOSURE FORM: Manufacturer will sign a Non-Disclosure Form (per Attachment B) and agrees to abide by the conditions and terms specified in the Non-Disclosure From.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5 SUPPORT DOCUMENTS: SMC will provide the BOM to the Manufacturer. Manufacturer will be responsible for providing proposed Standard Production Procedure, Product Testing Procedure, Quality Control Procedure. Upon approval by SMC, Manufacturer must follow these procedures.

1.6(a) Manufacturer agrees to make serious efforts to achieve cost reduction on a continuing basis. Manufacture must direct its cost reduction in the following areas:

(i) Material cost reduction;

(ii) Manufacturing process yield improvement;

(ii) Other cost reductions.

****

1.7(a) ALTERATION IN PROCEDURES AND SUBSTITUTION OF MATERIALS: Unless pre-approved by SMC in a written form, all procedures, including but not limited to Production Procedures, Testing Procedures, Quality Assurance Procedures or Quality Control Procedures, shall be strictly followed as agreed. Manufacturer may not make alteration to procedures. Without SMC prior written approval, no material or part of material may be substituted. However, upon receiving SMC written request, Manufacturer will perform alteration as specified in the written request. Only when such alternation will cause extreme variations, may Manufacturer request from SMC permission not to make such alternations.

****

2.	FORECASTS, ORDERS, MATERIAL PROCUREMENT

2.1 FORECAST: SMC will provide Manufacturer with a rolling forecast of **** months. These forecasts are non-binding on SMC.

2.2 PURCHASE ORDERS: SMC will issue purchase orders (“Purchase Orders”). Purchase Orders shall normally be deemed accepted by Manufacturer within ****

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

days of receipt. If Manufacturer wishes to reject any Purchase Order, Manufacturer must notify SMC within **** days of the receipt of that Purchase Order.

The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form, invoice or any other instrument.

2.3 MATERIAL PROCUREMENT: Purchase Orders issued by SMC in conformance to this Agreement will constitute authorization for Manufacturer to procure, using standard purchasing practices, the components including long lead-time items and unique components, subassemblies, materials and supplies necessary for the manufacture of the Products covered by such Purchase Orders. All Products must be produced by Manufacturer in full compliance with pre-approved instructions, specifications, procedures, and Engineering Change Order.

Furthermore, Manufacturer must ensure that all procurement materials are in conformance with the Specifications.

3.	SHIPMENTS, CANCELLATION

3.1 SHIPMENTS: Manufacturer must deliver all Products to the designated shipping point on time. Time is of essence! On time delivery by Manufacturer means delivering the Products to SMC on the date specified by SMC on SMC Purchase Order and accepted by Manufacturer via Manufacturer Sales Acknowledgement, e-mail, fax or other written instruments. If Manufacturer changes the delivery date specified in SMC Purchase Order, SMC must first approve such changes before the changed delivery date becomes the on time delivery date.

****

****

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

****

All Product delivered pursuant to the terms of this Agreement shall be properly and professionally packed, Manufacturer will bear the cost of damages resulting from improper packaging, or handling at the Manufacturer site.

3.2. (a) CANCELLATION LIABILITY: In the event, SMC cancels any purchase orders, forecasting or portions thereof, SMC and Manufacturer agree to the following cancellation terms:

# weeks from the forecast	SMC cancellation liability
A. **** weeks	SMC is liable for **** of material cost
B. **** weeks	****

(b) However, ****

4.	ENGINEERING CHANGE ORDERS (“ECO”)

SMC may request, in writing, that Manufacturer incorporates engineering changes into the Product. While the ECO is a routine task such as the BIOS update, within **** of receipt of the ECO instruction, Manufacturer will execute ECO immediately on receipt of the authorization from SMC as SMC’s formal approval to start each rework . Manufacturer will provide a “Proforma Invoice” stating the quantity and unit price of the ECO rework cost for SMC to issue the PO accordingly. However, if such an ECO will incur additional cost, Manufacturer should, within ****, submit to SMC a written estimate that states the costs, time of implementation and the impact on the delivery schedule and pricing, in which case Manufacturer will also provide the “Proforma Invoice” to SMC for issuing the PO, if there’s no component shortage for ECO rework Manufacturer will carry out

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ECO immediately upon receipt of the authorization from SMC as formal approval to start the ECO rework.

If Manufacture makes any change without an ECO from SMC, SMC will reject the Product and Manufacturer will be liable for all costs and damages if the damages are caused by Manufacturer.

5.	PRODUCT ACCEPTANCE AND WARRANTIES

5.1 PRODUCT ACCEPTANCE: Manufacturer must deliver all Product in conformance to Specifications and must comply with all workmanship standards and quality requirements agreed by both parties. All non-conforming products will be rejected. When a shipment of Product is rejected, Manufacturer will be liable for the following expenses:

(a) Refuse Shipment Administrating Fee: Manufacturer will be responsible for **** expenses incurred for the shipment if the refuse shipment is notified to Manufacturer within **** days after delivery of the Product from Manufacturer, and the Incoming Quality Control Inspection of the refuse shipment with Acceptable Quality Level at ****

AQL= **** for function test

AQL= **** for visual inspection for major defect per Manufacturer’s inspection criteria

Workmanship standard: ****, acceptability of electronic assemblies.

SMC will charge Manufacturer **** of the return shipment’s invoice amount as the administrating fee for arranging the shipment return.

(b) ****

(c) ****

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 YIELD: All Product delivered by Manufacturer must achieve the **** overall Incoming Quality Control (“IQC”) acceptance rate. Manufacturer must provide a root-cause analysis and an action plan to correct the problems for each problem case reported by SMC.

Manufacturer shall provide daily and monthly internal yield data for each Product. Yield data shall include details of specific component failures or process-related issues. Yield data shall also include failure details and corrective actions of the **** for various manufacturing activities.

5.3 FAILURE: As SMC strategic partner, Manufacturer is expected to institute appropriate quality controls at the factory to prevent any defective Product being shipped to SMC. SMC reserves the right to audit Manufacturer’s facilities, to conduct source inspections and/or to inspect Product at designated distribution or field repair centers. SMC may return defective Products, freight collect, after obtaining a return material authorization number from Manufacturer.

Manufacturer must provide a failure analysis and a corrective action plan to SMC to prevent the reoccurrence of product failure.

5.4 RETURN MATERIAL AUTHORIZATION (“RMA”): Manufacturer must release a RMA number within **** of request by SMC. Manufacturer will repair and return any defective Product (excluding defective Samples and Prototypes) that are during warranty period to SMC per the days stated below if there’s no refurbish, no labeling update or no re-work needed and if the completed schematics are provided by SMC and is based on the returned quantity less than **** pieces at a time within one month period.

(a). **** pieces: **** working days

(b). **** pieces: **** working days

(c). **** pieces: **** working days

If Manufacturer fails to do so, Manufacturer will be responsible for a late fee equal to **** of the invoice price of the Product.

In the event that there are defective Products that are un-repairable due to lack of completed schematics for repair reference after Manufacturer make reasonable effort to repair, Manufacturer will provide the said defective Products list to SMC and ask for SMC’s assistance for repair.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In the event that there are defective Products returned from SMC with defects caused by SMC and/or SMC’s customer’s abuse, damage and break, Manufacturer will return the defective Products to SMC without responsibility.

SMC need to return the RMA boards with the original cartons shipped from Manufacturer, Manufacturer will re-use the cartons that SMC returned.

If the defective Products returned from SMC are out of warranty period, Manufacturer will return the defective Products to SMC without responsibility unless SMC request Manufacturer to repair the defective Products that are out of warranty. In the case, the cost of the out of warranty service will be charged to SMC on a per incident basis.

5.5 WARRANTY: Manufacturer warrants that Product will conform to SMC Specifications and will be free from defects in workmanship for a period of **** months from manufacturing date. If any product failure occurs during warranty period, Manufacturer will promptly repair or replace the Product. Manufacturer will bear all costs of repairing defective Product under warranty. The freight cost is one-way prepaid.

This warranty replaces all other warranties whether implied or otherwise and excludes any damage caused by the SMC or third parties.

5.6 CHARGES ON CONDITIONAL ACCEPTANCE: Under certain special circumstances, SMC may conditionally accept Products that does not conform to the Specifications. However, the conditional acceptance is subject entirely to SMC sole discretion. Manufacturer shall work promptly and closely with SMC to take all corrective actions for the remedy on the non-conforming Product under conditional accepted shipment. If SMC does not receive satisfactory response or effective solutions from Manufacturer within **** working days on Manufacturer’s receipt of the non-conforming Product for diagnosis and solutions, SMC will act on Manufacturer’s behalf to execute action plans to seek remedy at Manufacturer expenses. In this event, Manufacturer will be charged for all the expenses incurred for the remedy of the conditional accepted shipment. These charges include, but are not limited to materials and labor charges. An additional **** will be added to the charges to compensate SMC for administrating costs.

5.7 PRODUCT RECALL: Manufacturer will be responsible for all the expenses incurred in a Product Recall resulting from any product that does not conform to the Specifications if the Specifications are provided by SMC to Manufacturer and if the decision of the Product Recall campaigns is communicated in writing and is accepted to Manufacturer.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

An additional **** of the invoice amount will be charged to the total expenses as SMC administrating cost. If the non-conforming product is caused by SMC’s controlled or consigned parts, Manufacturer will provide SMC with reasonable assistance to resolve the issue but SMC is responsible for all the expenses incurred.

6.	INDEMNITY

Manufacturer shall indemnify and hold SMC and its agents, consignees, employees and representatives harmless from and against all expenses, costs, charges, damages, claims, suits, losses, fines, penalties or liabilities (including lawyers’ fees whenever SMC’s selected attorney is with Manufacturer’s prior consent and the lawyers’ fees spent are agreed by Manufacturer) of every kind whatsoever by reason of, arising out of, or in any way connected with accidents, occurrences, injuries or losses to or of any person or property including, without limitation thereto, loss of use of property, which may occur before or after delivery of the Products to SMC, upon or about or in any way due to or resulting from, in whole or in part, the sale, design, preparation, manufacture, fabrication, construction, completion, transportation, delivery, failure to deliver, and/or installation of the Products.

7.	MISCELLANEOUS

7.1 CONFIDENTIALITY: All written information and data exchanged between the parties for the purpose of enabling Manufacturer to manufacture and deliver Products under this Agreement that is marked “Confidential” or the like, shall be deemed to be Confidential Information. Manufacturer agrees not to disclose Confidential Information directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential by Manufacturer for a period of **** years after the disclosure thereof.

7.2 ENTIRE AGREEMENT: The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous communications, whether oral or written, between the parties hereto with respect to the subject matters hereof and no previous agreement or understanding varying or extending the same shall be binding upon either party hereto.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3 AMENDMENTS: This Agreement may be amended only by written consent of both parries.

7.4 INDEPENDENT CONTRACTOR: Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

7.5 EXPENSES: In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding, the prevailing party shall be entitled to receive reimbursement for all associated reasonable attorneys fees from the other party.

7.6 GOVERNING LAW: This Agreement shall be governed by and construed under the laws of the State of California, excluding its choice of law principles. The parties consent to the non-exclusive jurisdiction of the state and Federal courts in Santa Clara County, California.

7.7 FORCE MAJEURE: If the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the reason of the Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement. Termination of this Agreement shall not affect the obligations of either party that exist as of the date of termination.

7.8 ARBITRATION: The parties shall settle any controversy arising out of this Agreement by arbitration in Santa Clara, California in accordance with the rules of the American Arbitration Association. A single arbitrator shall be agreed upon by the parties or, if the parties cannot agree upon an arbitrator within thirty (30) days, then the parties agree that a single arbitrator shall be appointed by the American Arbitration Association. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction.

7.9 AMBIGUITIES: Each party has participated fully in the negotiation and review of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

7.10 LIMITATION OF LIABILITIES: Except with respect to Sections 6, 7 and 8.1, neither party shall be liable to the other party for incidental, consequential, special, punitive, or exemplary damages of any kind, including lost profits, loss of business, or other economic damage as a result of breach of any term of this Agreement.

7.11 SEVERABILITY: If any provision or part hereof shall be held to be invalid or unenforceable for any reason, then the meaning of such provision or part hereof shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision or part hereof, it shall be severed, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect unless such severance effects such a material change as to render the Agreement unreasonable.

8.	SAMPLES AND PROTOTYPES

Manufacturer must deliver Samples and Prototypes on time. On time delivery means delivering the Sample or Prototype on the date agreed by both parties. ****

9.	ATTACHMENTS

Attachment A	Specifications
Attachment B	Non-Disclosure Form

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the Effective Date.

SMC: SUPER MICRO COMPUTER INC.		Manufacturer: TATUNG COMPANY

/s/ Yung Lee		/s/ ****
Name:	Yung Lee	Name:	****
Title:	Director of Purchasing	Title:	****
Date:	8-30-2004	Date:	****

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A

Specifications

The Item Numbers of the Products are listed as below:

1.	P4 series: ****

2.	P6 series: ****

3.	X5 series: ****

4.	X6 series:

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B

Non-Disclosure Form